Exhibit 99.1

Contact Information:

Suzanne DuLong, VP IR & Corporate Comm

T: 802-882-2100

Investor.Services@GMCR.com

FOR IMMEDIATE RELEASE

Green Mountain Coffee Roasters, Inc. Reports Strong Fourth Quarter and Year-End

Fiscal 2010 Results Driven by the Keurig® Single-Cup Brewing System

WATERBURY, VT (December 9, 2010) – Green Mountain Coffee Roasters, Inc., (NASDAQ: GMCR), a leader in specialty coffee and coffeemakers, today announced its fiscal 2010 fourth quarter and year-end results for the thirteen weeks and fiscal year ended September 25, 2010.

Performance Highlights

Fourth Quarter Fiscal 2010

•	Net Sales up 73% over 2009

•	GAAP EPS of $0.20; Non-GAAP EPS of $0.22[1]

•	GAAP Net Income up 92% over 2009

Fiscal 2010

•	Net Sales up 73% over 2009

•	GAAP EPS of $0.58; Non-GAAP EPS of $0.70[1]

•	GAAP Net Income up 46% over 2009

Restated Financial Results

As set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2010, the Company has restated its previously issued financial statements for the fiscal years ended September 30, 2006, September 29, 2007, September 27, 2008 and September 26, 2009 and the first three quarters of fiscal 2010, including the quarterly data for fiscal years 2009 and 2010 and its selected financial data for the relevant periods. Any comparisons to prior periods reflect restated financial results for those periods. Accordingly, investors should no longer rely upon the Company’s previously released financial statements for these periods and any earnings releases or other communications relating to these periods.

Fourth Quarter 2010 Results

Net sales for the fourth quarter of fiscal 2010 increased 73% to $373.1 million as compared to $216.0 million for the fourth quarter of fiscal 2009. GAAP net income for the fourth quarter of fiscal 2010 totaled $27.0 million, or $0.20 per fully diluted share, representing an increase of 92% as compared to GAAP net income of $14.1 million, or $0.11 per diluted share for the fourth quarter of fiscal 2009.

[1]	A complete reconciliation of the Company’s GAAP to non-GAAP results is provided with this announcement.

GMCR Reports Q4’10 and 2010 Fiscal Year	Page 2 of 16

Excluding transaction-related expenses in the quarter, the Company’s non-GAAP net income for the fourth quarter of fiscal 2010 increased 112% to $29.8 million from $14.1 million in the fourth quarter of fiscal 2009.1 Non-GAAP earnings per diluted share increased 97% to $0.22 from $0.11 in the fourth quarter of fiscal 2009.1

Fiscal Year 2010 Results

Net sales for the 2010 fiscal year increased 73% to $1,356.8 million as compared to $786.1 million for the 2009 fiscal year. Under Generally Accepted Accounting Principles (GAAP), net income for the 2010 fiscal year totaled $79.5 million, or $0.58 per diluted share, representing an increase of 46% as compared to GAAP net income of $54.4 million, or $0.45 per diluted share for the 2009 fiscal year.

Excluding transaction-related expenses incurred during fiscal 2010, and the $17.0 million pre-tax Kraft patent litigation settlement recorded in fiscal 2009, the Company’s non-GAAP net income for fiscal 2010 increased 119% to $96.3 million from $43.9 million in fiscal 2009.1 Non-GAAP earnings per fully diluted share increased 92% to $0.70 from $0.36 in fiscal 2009.1 Fiscal 2010 and fiscal 2009 non-GAAP earnings per diluted share include $0.06 and $0.03 of amortization of identifiable intangibles related to the companies acquisitions per diluted share, respectively.

In alignment with its purpose: “To create the ultimate coffee experience in every life we touch from tree to cup – transforming the way the world views business,” GMCR allocates at least 5% of its pre-tax profits to socially and environmentally responsible initiatives.

“Our fiscal 2010 results demonstrate increasing consumer awareness of and interest in the convenience and value represented by the Keurig Single-Cup system,” said Lawrence J. Blanford, GMCR’s President and CEO. “We estimate Keurig systems are currently active in approximately 6% of the 90 million coffee-drinking households in the United States, and we believe there is room to expand our presence going forward.”

“The GMCR team remains focused, continuing to execute in a way that enables us to capitalize on what we believe is substantial opportunity for growth,” continued Blanford. “We are very excited about the 2010 Holiday season and the support we’re seeing from our customers and licensed-brand partners. We continue to expect a strong start to our fiscal 2011 and anticipate total consolidated net sales growth of 55% to 65% for the first quarter of 2011.”

Fiscal 2010 Fourth Quarter Financial Review

Key Business Drivers & Metrics

•

Approximately 90% of consolidated net sales in the fourth quarter were from the Keurig brewing system and its recurring K-Cup portion pack revenue, including Keurig-related accessory sales and royalties from third party licensed roasters.

-	Net sales from K-Cup portion packs totaled $249.5 million in the quarter, up 115%, or $133.5 million, over 2009. Contributing to this increase was the introduction of

1 A complete reconciliation of the Company’s GAAP to non-GAAP results is provided with this announcement.	2

GMCR Reports Q4’10 and 2010 Fiscal Year	Page 3 of 16

Folgers Gourmet Selections and Millstone-branded K-Cups to grocery, mass and club outlets by The J.M. Smucker Company which represented approximately 6 percentage points of the increase this quarter. Also, on September 7, 2010, the Company announced a price increase on K-Cup portion packs beginning October 11, 2010. We believe the price increase may have contributed to stronger sales in the fourth quarter of fiscal 2010 ahead of the effective date of the increase.

-	During the fiscal fourth quarter, 832 million K-Cup portion packs were shipped system-wide by all Keurig-licensed roasters, representing an increase of 80% over the year-ago quarter. K-Cup portion packs shipped system-wide include Specialty Coffee business unit (SCBU) and third party licensed roasters shipments to third party customers, as well as to Keurig for future sales to the At-Home channel and Keurig.com.

-	Net sales from Keurig brewers and accessories totaled $82.2 million in the quarter, up 48%, or $26.7 million, from the prior year period.

-	Supporting continued growth in K-Cup demand, there were 1.2 million brewers with Keurig-branded brewing technology, including third party brewers, shipped system-wide during the fourth quarter of fiscal 2010 compared to 719,000 shipped during the fourth quarter of fiscal 2009. This shipment data does not account for consumer returns to retailers.

-	Net sales related to Timothy’s and Diedrich, which are included in the Company’s fourth quarter results of fiscal 2010 since acquisition in November 2009 and May 2010, respectively, represented approximately 16 percentage points of the 73% increase in GMCR’s total net sales in the fourth quarter over the prior year quarter.

•	For the Keurig business unit, net sales for the fourth quarter of fiscal 2010 was $189.6 million, up 64% from net sales of $115.8 million in the fourth quarter of fiscal 2009.

•	For the SCBU, net sales for the fourth quarter of fiscal 2010 was $183.5 million, up 83% from net sales of $100.1 million in the fourth quarter of fiscal 2009.

Costs, Margins and Income

•

Fourth quarter 2010 gross profit was 30.4% of total net sales compared to 31.9% for the corresponding quarter in 2009. The gross margin is lower than the year-ago period due to higher brewer sales returns, an increase in brewer warranty expense, and higher green coffee costs. These negative impacts were somewhat offset by additional manufacturing margin resulting from the Company’s acquisition of Timothy’s and Diedrich.

•

Selling, general and administrative expense as a percentage of net sales for the fourth quarter was 19.2% as compared to 20.4% in the prior year. Fourth quarter 2010 general and administrative expenses included approximately $5.0 million of transaction-related expenses for the pending Van Houtte acquisition, as well as $5.5 million in amortization of identifiable intangibles related to the Company’s acquisitions, as compared to $1.5 million of amortization of identifiable intangibles in the prior year fourth quarter.

1 A complete reconciliation of the Company’s GAAP to non-GAAP results is provided with this announcement.	3

GMCR Reports Q4’10 and 2010 Fiscal Year	Page 4 of 16

•

The Company increased its GAAP operating income by 68%, to $41.7 million, in the fourth quarter of fiscal 2010, as compared to $24.8 million in the year ago quarter. Excluding the impact of $5.0 million in transaction-related expenses in the fourth quarter of fiscal 2010, the Company’s non-GAAP operating income was $46.6 million, or 12.5% of net sales, as compared to $24.8 million, or 11.5% of net sales, in the prior year period.

•	Interest expense was $1.9 million in the fourth quarter of fiscal 2010, compared to $1.2 million in the prior year quarter.

•	Income before taxes for the fourth quarter of fiscal 2010 increased 71% to $39.7 million as compared to $23.3 million in the fourth quarter of fiscal 2009.

•

The Company’s tax rate for the fiscal fourth quarter was 32.0% as compared to 39.6% in the prior year quarter due to lower income tax rates in jurisdictions outside of the United States where the company has operations and as a result of significant federal and state manufacturing credits.

•

Fourth quarter GAAP net income increased 92% to $27.0 million from $14.1 million and non-GAAP net income, when excluding the transaction-related expenses, increased 112% to $29.8 million from $14.1 million.[1]

Balance Sheet Highlights

•	Cash and short-term cash investments was $4.8 million at September 25, 2010, down from $10.0 million at June 26, 2010.

•

Accounts receivable increased 88% year-over-year to $172.2 million at September 25, 2010, from $91.6 million at September 26, 2009, as a result of continuing strong sales during the fourth quarter of fiscal 2010, particularly within the retail channel where days sales outstanding is higher than other channels.

•

Inventories increased 99% to $262.5 million at September 25, 2010 from $132.2 million at September 26, 2009, reflecting the Company’s effort to ensure sufficient inventories of brewers and K-Cup portion packs for the 2010 holiday season.

•	Debt outstanding increased to $354.5 million at September 25, 2010 from $271.4 million at June 26, 2010 as a result of the Company’s increase in working capital during the fourth quarter.

Proposed Acquisition of Van Houtte

•

On September 14, 2010, the Company announced it had entered into a share purchase agreement to acquire all the outstanding shares of Van Houtte for approximately $915.0 million Canadian dollars or $890.0 million U.S. dollars, based upon an exchange rate as of September 13, 2010, subject to adjustment.

•

The Company has secured a financing commitment for a new $1.45 billion senior secured credit facility to finance the Van Houtte acquisition and transaction expenses, as well as to refinance the Company’s existing outstanding indebtedness.

1 A complete reconciliation of the Company’s GAAP to non-GAAP results is provided with this announcement.	4

GMCR Reports Q4’10 and 2010 Fiscal Year	Page 5 of 16

•	We have received two of the three required regulatory approvals necessary to complete this transaction.

•	We remain confident that we will receive the final regulatory approval in order to close the transaction by December 31, 2010.

•	GMCR anticipates that the acquisition of Van Houtte will be neutral to slightly dilutive to its earnings per share in the first twelve months after closing and accretive thereafter.

Business Outlook and Other Forward-Looking Information

Company Estimates for Fiscal Year 2011

The Company provided the following revised and/or first issuance of estimates for its fiscal year 2011:

•

Total consolidated net sales growth of 45% to 53%, up from prior estimates of 44% to 50% reflecting higher pricing and anticipated lower unit volume as a result of the previously announced price increase.

•

The Company is broadening its 2011 Non-GAAP earnings per diluted share to a range of $1.19 to $1.29 per diluted share from its comparable prior non-GAAP fiscal 2011 earnings estimate of $1.24 to $1.29 per diluted share to allow for expected volatility in coffee prices and flexibility to support anticipated new product launches.

For fiscal 2011, because it is a non-cash-related item, in an attempt to provide transparency to operating results, the Company expects to exclude amortization of identifiable intangible assets from its non-GAAP estimates and non-GAAP reporting. As a result, the fiscal 2011 estimate range excludes any acquisition-related transaction expenses, amortization of identifiable intangibles related to the Company’s acquisitions, foreign exchange impact of hedging the Canadian dollar purchase price of Van Houtte acquisition, and legal expenses related to the SEC inquiry or pending litigation.

The fiscal 2011 estimate excludes approximately $22.0 million, or approximately $0.09 per share, of non-cash amortization of identifiable intangibles related to the Company’s completed acquisitions and does not reflect any increase in non-cash amortization of identifiable intangibles for the pending Van Houtte acquisition.

•	Capital expenditures for fiscal 2011 in the range of $215.0 million to $260.0 million, excluding capital expenditures related to the pending acquisition of Van Houtte.

•

In addition, the Company’s prior estimate issued on July 28, 2010 of total K-Cup portion packs shipped system-wide to increase in the range of 64% to 68% in 2011 is not being updated and, therefore, investors should not rely on it. Going forward, the Company has determined that, consistent with the evolution of the business, it will not provide estimates with respect to brewers or K-Cup portion packs shipped. Instead, from time to time, the Company may comment on general shipment trends of both K-Cup portion packs and brewers when material to

1 A complete reconciliation of the Company’s GAAP to non-GAAP results is provided with this announcement.	5

GMCR Reports Q4’10 and 2010 Fiscal Year	Page 6 of 16

an understanding of its financial results. The Company will continue to provide historical net sales data for K-Cup portion packs and brewers.

Company Estimates for First Quarter Fiscal Year 2011

The Company also provided its first estimates for its first quarter of fiscal 2011:

•	Total consolidated net sales growth of 55% to 65%.

•

Non-GAAP earnings per share in the range of $0.14 to $0.18 per diluted share excluding any acquisition-related transaction expenses, amortization of identifiable intangibles related to the Company’s acquisitions, foreign exchange impact of hedging the Canadian dollar purchase price of the pending Van Houtte acquisition, and legal expenses related to the SEC inquiry or pending litigation.

Use of Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles (GAAP), the Company provides non-GAAP operating results that exclude certain charges or credits such as acquisition-related transaction expenses, the one-time operating income related to the settlement of the Company’s Kraft litigation, and non-cash related items such as amortization of identifiable intangibles. These amounts are not in accordance with, or an alternative to, GAAP. The Company’s management believes that these measures provide investors with transparency by helping illustrate the underlying financial and business trends relating to the Company’s results of operations and financial condition and comparability between current and prior periods. Management uses the measures to establish and monitor budgets and operational goals and to evaluate the performance of the Company. Please see the “GAAP to Non-GAAP Reconciliation of Unaudited Consolidated Statements of Operations” tables that accompany this press release for a full reconciliation the Company’s GAAP to non-GAAP results.

Conference Call and Webcast

Green Mountain Coffee Roasters, Inc. will be discussing these financial results with analysts and investors in a conference call and live webcast available via the Internet at 5:30 p.m. ET today, December 9, 2010. Management’s prepared remarks on its quarterly and annual results will be provided via a Current Report on Form 8-K and also posted under the events link in the Investor Relations section of the Company’s website at www.GMCR.com. As a result, the conference call will include only brief remarks by management followed by a question and answer session. The call along with accompanying slides is accessible, via live webcast from the events link in the Investor Relations portion of the Company’s website at http://investor.gmcr.com/events.cfm. The Company archives the latest conference call for a period of time. A replay of the conference call also will be available by telephone at (719) 457-0820, Passcode 4442884 from 9:00 p.m. ET on December 9th through 9:00 PM ET on Wednesday, December 15, 2010.

GMCR routinely posts information that may be of importance to investors in the Investor Relations section of its website, including news releases and its complete financial statements, as filed with the SEC. The Company encourages investors to consult this section of its website regularly for

1 A complete reconciliation of the Company’s GAAP to non-GAAP results is provided with this announcement.	6

GMCR Reports Q4’10 and 2010 Fiscal Year	Page 7 of 16

important information and news. Additionally, by subscribing to the Company’s automatic email news release delivery, individuals can receive news directly from GMCR as it is released.

About Green Mountain Coffee Roasters, Inc.

As a leader in the specialty coffee industry, Green Mountain Coffee Roasters, Inc. is recognized for its award-winning coffees, innovative brewing technology, and socially responsible business practices. GMCR’s operations are managed through two business units. The Specialty Coffee business unit produces coffee, tea and hot cocoa from a family of brands, including Tully’s Coffee®, Green Mountain Coffee®, Newman’s Own® Organics coffee, Timothy’s World Coffee® and Diedrich®, Coffee People® and Gloria Jeans®, The Keurig business unit is a pioneer and leading manufacturer of gourmet single-cup brewing systems. K-Cup® portion packs for Keurig® Single-Cup Brewers are produced by a variety of roasters, including Green Mountain Coffee, Tully’s, Timothy’s and Diedrich. GMCR supports local and global communities by offsetting 100% of its direct greenhouse gas emissions, investing in Fair Trade Certified™ coffee, and donating at least five percent of its pre-tax profits to social and environmental projects. Visit www.gmcr.com for more information.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact on sales and profitability of consumer sentiment in this difficult economic environment, the Company’s success in efficiently expanding operations and capacity to meet growth, the Company’s success in efficiently and effectively integrating Timothy’s and Diedrich’s wholesale operations and capacity into its Specialty Coffee business unit, the Company’s success in introducing and producing new product offerings, the ability of lenders to honor their commitments under the Company’s credit facility, competition and other business conditions in the coffee industry and food industry in general, fluctuations in availability and cost of high-quality green coffee, any other increases in costs including fuel, Keurig’s ability to continue to grow and build profits with its roaster partners in the At Home and Away from Home businesses, the Company experiencing product liability, product recall and higher than anticipated rates of warranty expense or sales returns associated with a product quality or safety issue, the impact of the loss of major customers for the Company or reduction in the volume of purchases by major customers, delays in the timing of adding new locations with existing customers, the Company’s level of success in continuing to attract new customers, sales mix variances, weather and special or unusual events, the impact of the inquiry initiated by the SEC and any related litigation or additional governmental investigative or enforcement proceedings, as well as other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect management’s analysis as of the date of this release. The Company does not

1 A complete reconciliation of the Company’s GAAP to non-GAAP results is provided with this announcement.	7

GMCR Reports Q4’10 and 2010 Fiscal Year	Page 8 of 16

undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.

-Tables Follow-

1 A complete reconciliation of the Company’s GAAP to non-GAAP results is provided with this announcement.	8

GMCR Reports Q4’10 and 2010 Fiscal Year	Page 9 of 16

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Unaudited Consolidated Statements of Operations

(Dollars in thousands except per share data)

	Thirteen weeks ended 9/25/10	Thirteen weeks ended 9/26/09	Fifty-two weeks ended 9/25/10	Fifty- two weeks ended 9/26/09
		(As Restated)		(As Restated)

Net sales	$373,087	$215,965	$1,356,775	$786,135
Cost of sales	259,641	147,097	931,017	540,744

Gross profit	113,446	68,868	425,758	245,391

Selling and operating expenses	44,105	30,112	186,418	121,350
General and administrative expenses	27,665	13,939	100,568	47,655
Patent litigation settlement	—	—	—	(17,000)

Operating income	41,676	24,817	138,772	93,386

Other income (expense)	(52)	(338)	(269)	(662)
Interest expense	(1,918)	(1,199)	(5,294)	(4,693)

Income before income taxes	39,706	23,280	133,209	88,031

Income tax expense	(12,715)	(9,228)	(53,703)	(33,592)

Net income	$26,991	$14,052	$79,506	$54,439

Basic income per share:
Weighted average shares outstanding	132,210,938	121,743,135	131,529,412	113,979,588
Net income	$0.20	$0.12	$0.60	$0.48

Diluted income per share:
Weighted average shares outstanding	138,256,219	128,401,764	137,834,123	120,370,659
Net income	$0.20	$0.11	$0.58	$0.45

- More -

1 A complete reconciliation of the Company’s GAAP to non-GAAP results is provided with this announcement.	9

GMCR Reports Q4’10 and 2010 Fiscal Year	Page 10 of 16

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Unaudited Consolidated Balance Sheets

(Dollars in thousands)

	September 25, 2010	September 26, 2009
		(As Restated)
Assets
Current assets:
Cash and cash equivalents	$4,401	$241,811
Restricted cash and cash equivalents	355	280
Short-term investments	—	50,000

Receivables, less allowances of $14,056 and $4,792 at September 25, 2010, and September 26, 2009, respectively	172,200	91,559
Income tax receivable	5,350	—
Inventories	262,478	132,182

Other current assets	23,488	11,384
Deferred income taxes, net	26,997	10,151

Total current assets	495,269	537,367

Fixed assets, net	258,923	135,981
Intangibles, net	220,005	36,478
Goodwill	386,416	99,600
Other long-term assets	9,961	3,979

Total assets	$1,370,574	$813,405

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$19,009	$5,030
Accounts payable	139,220	79,772
Accrued compensation costs	24,236	17,264
Accrued expenses	49,279	19,895
Income tax payable	1,934	1,225
Other short-term liabilities	4,377	3,257

Total current liabilities	238,055	126,443

Long-term debt	335,504	73,013
Deferred income taxes, net	92,579	26,599
Other long-term liabilities	5,191	—

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.10 par value: Authorized - 1,000,000 shares; No shares issued or outstanding	—	—
Common stock, $0.10 par value: Authorized - 200,000,000 shares; Issued – 132,823,585 and 130,811,052 shares at September 25, 2010, and September 26, 2009, respectively	13,282	13,081

Additional paid-in capital	473,749	441,875
Retained earnings	213,844	134,338
Accumulated other comprehensive loss	(1,630)	(1,870)
ESOP unallocated shares, at cost – 0 and 38,060 shares at September 25, 2010, and September 26, 2009, respectively	—	(74)

Total stockholders’ equity	699,245	587,350

Total liabilities and stockholders’ equity	$1,370,574	$813,405

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1 A complete reconciliation of the Company’s GAAP to non-GAAP results is provided with this announcement.	10

GMCR Reports Q4’10 and 2010 Fiscal Year	Page 11 of 16

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Unaudited Consolidated Statements of Cash Flows

(Dollars in thousands)

	Fifty-two weeks ended September 25, 2010	Fifty-two weeks ended September 26, 2009
		(As Restated)

Cash flows from operating activities:
Net income	$79,506	$54,439
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	29,484	17,987
Amortization of intangibles	14,973	5,318
Loss on disposal of fixed assets	573	679
Provision for doubtful accounts	610	243
Provision for sales returns	40,139	15,943
(Gain) loss on futures derivatives	(188)	264
Tax benefit (expense) from exercise of non-qualified options and disqualified dispositions of incentive stock options	(713)	(399)
Excess tax benefits from equity-based compensation plans	(14,590)	(10,761)
Tax expense from allocation of ESOP shares	—	(3)
Deferred income taxes	(6,931)	1,683
Deferred compensation and stock compensation	8,110	6,819
Contributions to the ESOP	1,376	1,000
Changes in assets and liabilities:
Receivables	(102,297)	(52,963)
Inventories	(116,653)	(47,650)
Income tax receivable, net	10,065	10,769
Other current assets	(10,767)	(3,703)
Other long-term assets, net	(4,487)	1,769
Accounts payable	32,844	25,834
Accrued compensation costs	(1,830)	6,147
Accrued expenses	23,405	5,083
Other short-term liabilities	1,645	—
Other long-term liabilities	5,191	—

Net cash (used in) provided by operating activities	(10,535)	38,498

Cash flows from investing activities:
Proceeds from sale of short-term investments	50,000	—
Purchases of short-term investments	—	(50,000)
Proceeds from receipt of note receivable	1,788	—
Acquisition of Diedrich Coffee, Inc.	(305,261)	—
Acquisition of Timothy’s Coffee of the World Inc.	(154,208)	—
Acquisition of certain assets of Tully’s Coffee Corporation	—	(41,361)
Capital expenditures for fixed assets	(118,042)	(48,298)
Proceeds from disposal of fixed assets	526	162

Net cash used in investing activities	(525,197)	(139,497)

Cash flows from financing activities:
Net change in revolving line of credit	145,000	(95,500)
Proceeds from borrowings of long-term debt	140,000	50,000
Deferred financing fees	(1,339)	(1,084)
Repayments of long-term debt	(8,500)	(217)
Proceeds from issuance of common stock under compensation plans	8,788	8,253
Proceeds from issuance of common stock for public equity offering	—	386,688
Financing costs in connection with public equity offering	—	(16,895)
Capital lease obligations	(217)	—
Excess tax benefits from equity-based compensation plans	14,590	10,761

Net cash provided by financing activities	298,322	342,006

Net increase (decrease) in cash and cash equivalents	(237,410)	241,007
Cash and cash equivalents at beginning of period	241,811	804

Cash and cash equivalents at end of period	$4,401	$241,811

1 A complete reconciliation of the Company’s GAAP to non-GAAP results is provided with this announcement.	11

GMCR Reports Q4’10 and 2010 Fiscal Year	Page 12 of 16

Supplemental disclosures of cash flow information:
Cash paid for interest	$6,486	$5,118
Cash paid for income taxes	$42,313	$20,368
Fixed asset purchases included in accounts payable and not disbursed at the end of each year	$28,424	$12,509

Noncash investing activity:
Liabilities assumed in conjunction with acquisitions	$1,533	$210

- More -

1 A complete reconciliation of the Company’s GAAP to non-GAAP results is provided with this announcement.	12

GMCR Reports Q4’10 and 2010 Fiscal Year	Page 13 of 16

GREEN MOUNTAIN COFFEE ROASTERS, INC.

GAAP to Non-GAAP Reconciliation of Unaudited Consolidated Statements of Operations

(Dollars in thousands)

	Thirteen weeks ended September 25, 2010
	GAAP	Acquisition- related Transaction Expenses	Patent Litigation Settlement	Non-GAAP
Net Sales	$373,087	$—	$—	$373,087

Cost of Sales	259,641	—	—	259,641

Gross Profit	113,446	—	—	113,446

Selling and operating expenses	44,105	—	—	44,105

General and administrative expenses	27,665	(4,956)	—	22,709

Operating income	41,676	4,956	—	46,632

Other income (expense)	(52)	—	—	(52)

Interest expense	(1,918)	—	—	(1,918)

Income before income taxes	39,706	4,956	—	44,662

Income tax expense	(12,715)	(2,133)	—	(14,848)

Net income	$26,991	$2,823	$—	$29,814

Basic income per share:

Weighted average shares outstanding	132,210,938	132,210,938	132,210,938	132,210,938
Net income	$0.20	$0.02	$—	$0.23

Diluted income per share:

Weighted average shares outstanding	138,256,219	138,256,219	138,256,219	138,256,219
Net income	$0.20	$0.02	$—	$0.22

1 A complete reconciliation of the Company’s GAAP to non-GAAP results is provided with this announcement.	13

GMCR Reports Q4’10 and 2010 Fiscal Year	Page 14 of 16

GREEN MOUNTAIN COFFEE ROASTERS, INC.

GAAP to Non-GAAP Reconciliation of Unaudited Consolidated Statements of Operations

(Dollars in thousands)

	Fifty-Two weeks ended September 25, 2010
	GAAP	Acquisition- related Transaction Expenses	Patent Litigation Settlement	Non-GAAP
Net Sales	$1,356,775	$—	$—	$1,356,775

Cost of Sales	931,017	—	—	931,017

Gross Profit	425,758	—	—	425,758

Selling and operating expenses	186,418	—	—	186,418

General and administrative expenses	100,568	(18,906)	—	81,662

Operating income	138,772	18,906	—	157,678

Other income (expense)	(269)	—	—	(269)

Interest expense	(5,294)	—	—	(5,294)

Income before income taxes	133,209	18,906	—	152,115

Income tax expense	(53,703)	(2,133)	—	(55,836)

Net income	$79,506	$16,773	$—	$96,279

Basic income per share:

Weighted average shares outstanding	131,529,412	131,529,412	131,529,412	131,529,412
Net income	$0.60	$0.13	$—	$0.73

Diluted income per share:

Weighted average shares outstanding	137,834,123	137,834,123	137,834,123	137,834,123
Net income	$0.58	$0.12	$—	$0.70

1 A complete reconciliation of the Company’s GAAP to non-GAAP results is provided with this announcement.	14

GMCR Reports Q4’10 and 2010 Fiscal Year	Page 15 of 16

GREEN MOUNTAIN COFFEE ROASTERS, INC.

GAAP to Non-GAAP Reconciliation of Unaudited Consolidated Statements of Operations

(Dollars in thousands)

	Thirteen weeks ended September 26, 2009
	GAAP (As Restated)	Acquisition- related Transaction Expenses	Patent Litigation Settlement	Non-GAAP (As Restated)
Net Sales	$215,965	$—	$—	$215,965

Cost of Sales	147,097	—	—	147,097

Gross Profit	68,868	—	—	68,868

Selling and operating expenses	30,112	—	—	30,112

General and administrative expenses	13,939	—	—	13,939

Operating income	24,817	—	—	24,817

Other income (expense)	(338)	—	—	(338)

Interest expense	(1,199)	—	—	(1,199)

Income before income taxes	23,280	—	—	23,280

Income tax expense	(9,228)	—	—	(9,228)

Net income	$14,052	$—	$—	$14,052

Basic income per share:

Weighted average shares outstanding	121,743,135	121,743,135	121,743,135	121,743,135
Net income	$0.12	$—	$—	$0.12

Diluted income per share:

Weighted average shares outstanding	128,401,764	128,401,764	128,401,764	128,401,764
Net income	$0.11	$—	$—	$0.11

1 A complete reconciliation of the Company’s GAAP to non-GAAP results is provided with this announcement.	15

GMCR Reports Q4’10 and 2010 Fiscal Year	Page 16 of 16

GREEN MOUNTAIN COFFEE ROASTERS, INC.

GAAP to Non-GAAP Reconciliation of Unaudited Consolidated Statements of Operations

(Dollars in thousands)

	Fifty-Two weeks ended September 26, 2009
	GAAP (As Restated)	Acquisition- related Transaction Expenses	Patent Litigation Settlement	Non-GAAP (As Restated)
Net Sales	$786,135	$—	$—	$786,135

Cost of Sales	540,744	—	—	540,744

Gross Profit	245,391	—	—	245,391
Selling and operating expenses	121,350	—	—	121,350
General and administrative expenses	47,655	—	—	47,655

Patent litigation settlement	(17,000)	—	17,000	—

Operating income	93,386	—	(17,000)	76,386

Other income (expense)	(662)	—	—	(662)

Interest expense	(4,693)	—	—	(4,693)

Income before income taxes	88,031	—	(17,000)	71,031

Income tax expense	(33,592)	—	6,443	(27,149)

Net income	$54,439	$—	$(10,557)	$43,882

Basic income per share:

Weighted average shares outstanding	113,979,588	113,979,588	113,979,588	113,979,588
Net income	$0.48	$—	$(0.09)	$0.38

Diluted income per share:

Weighted average shares outstanding	120,370,659	120,370,659	120,370,659	120,370,659
Net income	$0.45	$—	$(0.09)	$0.36

1 A complete reconciliation of the Company’s GAAP to non-GAAP results is provided with this announcement.	16